                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) January 23, 2000


                       Citadel Communications Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

         000-24515                                  86-0748219
--------------------------------         ---------------------------------
   (Commission File Number)              (IRS Employer Identification No.)

    City Center West, Suite 400
    7201 West Lake Mead Boulevard
          Las Vegas, Nevada                                 89128
----------------------------------------                -------------
(Address of Principal Executive Offices)                  (Zip Code)

                                 (702) 804-5200
       ------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

     This report includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based largely on current expectations and projections about future events and financial trends affecting Citadel Communications Corporation's business. The words "intends", "will," "may" and similar words are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this report are subject to risks, uncertainties and assumptions including, among other things:

o   the realization of Citadel Communications' business strategy,

o general economic and business conditions, both nationally and in Citadel Communications' radio markets,

o Citadel Communications' expectations and estimates concerning future financial performance, financing plans and the impact of competition,

o   anticipated trends in Citadel Communications' industry, and

o the impact of current or pending legislation and regulation and antitrust considerations.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire. Citadel Communications undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

ITEM 5.  OTHER EVENTS

     On January 23, 2000, Citadel Communications' subsidiary, Citadel Broadcasting Company, entered into a stock purchase agreement with Bloomington Broadcasting Holdings, Inc. and its stockholders to purchase all of the issued and outstanding capital stock of Bloomington Broadcasting Holdings. Through its subsidiaries, Bloomington Broadcasting Holdings owns and operates three FM radio stations and one AM radio station serving the Grand Rapids, Michigan market; three FM radio stations and one AM radio station serving the Columbia, South Carolina market; three FM radio stations and one AM radio station serving the Chattanooga, Tennessee market; two FM and two AM radio stations serving the Johnson City/Kingsport/Bristol, Tennessee market; and two FM radio stations and one AM radio station serving the Bloomington, Illinois market. Bloomington Broadcasting Holdings has also entered into an agreement to purchase an additional AM radio station serving the Johnson City/Kingsport/ Bristol, Tennessee market. If this transaction has not been completed prior to completion of Citadel Broadcasting's acquisition of Bloomington Broadcasting Holdings, Citadel Broadcasting will be assigned the rights under the purchase agreement. The aggregate purchase price for the transactions described is approximately $176.0 million in cash. This amount includes repayment of indebtedness of Bloomington Broadcasting Holdings that may be outstanding at the time of closing and a deferred obligation relating to a recent radio station purchase by Bloomington Broadcasting Holdings. Certain purchase price adjustments may also be made at closing. Citadel Broadcasting has delivered an irrevocable letter of credit in favor of Bloomington Broadcasting Holdings, issued by Credit Suisse First Boston, in the amount of $15.0 million to secure Citadel Broadcasting's obligations under the stock purchase agreement. Citadel Communications intends to operate these stations through Citadel Broadcasting.

     The stock purchase agreement contains customary representations and warranties of the parties, and completion of the acquisition of the stations is subject to conditions including (1) the receipt of FCC consent to the transfer of control of the station licenses to Citadel Broadcasting, (2) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) the receipt of consents to the change of control under certain contracts to which Bloomington Broadcasting Holdings or its subsidiaries are a party. An application seeking FCC approval has not yet been filed with the FCC.

     Certain financial information of Bloomington Broadcasting Holdings, Inc. and certain pro forma financial information of Citadel Communications Corporation and Subsidiary is included in Item 7 of this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements. The following financial statements of Bloomington Broadcasting Holdings, Inc. and Subsidiaries are included in this report:

     Independent Auditors' Report

     Consolidated Balance Sheet as of December 31, 1998

     Consolidated Statement of Income for the year ended December 31, 1998

     Consolidated Statement of Stockholders' Equity for the year ended December 31, 1998

     Consolidated Statement of Cash Flows for the year ended December 31, 1998

     Notes to Consolidated Financial Statements

     Consolidated Balance Sheet as of September 30, 1999 (unaudited)

     Consolidated Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited)

     Consolidated Statements of Stockholders' Equity for the nine months ended September 30, 1999 (unaudited)

     Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited)

     Notes to Condensed Consolidated Financial Statements (unaudited)

(b) Pro Forma Financial Information. The following pro forma financial information of Citadel Communications Corporation and Subsidiary is included herein:

    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1999

    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1999

    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 1998

(c) Exhibits. The following exhibits are filed as part of this report:

23.1     Consent of Dunbar, Breitweiser & Company, LLP.

99.1     Press Release of Citadel Communications Corporation, dated January 24,
         2000.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Bloomington Broadcasting Holdings, Inc.
Bloomington, Illinois


We have audited the accompanying consolidated balance sheet of Bloomington Broadcasting Holdings, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statement of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bloomington Broadcasting Holdings, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ DUNBAR, BREITWEISER & COMPANY, LLP

Bloomington, Illinois
February 4, 1999
(except for Note 14 as to
which the date is
February 15, 1999)

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               December 31, 1998


                                                                                    1998
                                                                                 -----------
          ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                     $   605,685
   Accounts receivable, less allowance for doubtful accounts, $140,133             4,760,456
   Other receivables                                                                  58,388
   Prepaid expenses                                                                   78,875
   Refundable income taxes                                                           359,600
   Deferred income taxes                                                             179,000
                                                                                 -----------

             Total current assets                                                $ 6,042,004
                                                                                 -----------


INVESTMENTS AND OTHER ASSETS
   Prepaid expenses                                                              $    20,833
   Cash value of life insurance                                                       44,374
   Deferred compensation trust accounts                                              423,650
   Deferred loan costs                                                                 2,602
   Deferred income taxes                                                             163,000
                                                                                 -----------
                                                                                 $   654,459
                                                                                 -----------


PROPERTY AND EQUIPMENT
   Land                                                                          $   729,518
   Land improvements                                                                  31,104
   Buildings and improvements                                                      2,862,429
   Technical and other equipment, including equipment acquired
       under capital lease $19,345                                                 9,290,241
   Furniture and fixtures                                                          1,350,011
   Vehicles                                                                          549,390
                                                                                 -----------
                                                                                 $14,812,693
   Less accumulated depreciation, including amortization applicable to
       equipment acquired under capital lease, $11,929                             9,793,392
                                                                                 -----------
                                                                                 $ 5,019,301
                                                                                 -----------


INTANGIBLES, at amortized cost                                                   $59,403,557
                                                                                 -----------

                                                                                 $71,119,321
                                                                                 ===========


See Notes to Consolidated Financial Statements.

                                                                                             1998
                                                                                          -----------
   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt                                                   $ 1,200,000
   Current maturities of capital lease obligation                                               5,453
   Accounts payable                                                                           366,287
   Accrued expenses                                                                         1,868,712
   Income received in advance                                                                   2,805
                                                                                          -----------


             Total current liabilities                                                    $ 3,443,257
                                                                                          -----------

LONG-TERM DEBT, less current maturities
   Notes payable, bank                                                                    $41,950,000
   Notes payable, stockholders                                                             16,831,564
                                                                                          -----------
                                                                                          $58,781,564
                                                                                          -----------


DEFERRED COMPENSATION                                                                     $   468,276
                                                                                          -----------


DEFERRED INCOME TAXES                                                                     $   566,000
                                                                                          -----------


COMMITMENTS

STOCKHOLDERS' EQUITY Capital stock:
       Preferred, 5% cumulative, Series A Convertible Participating;  par value
          $.01 share; authorized 1,700,000 shares; 109,890 shares issued
          and outstanding ($12,087,900 aggregate liquidation preference)                  $     1,099
       Common, $.01 par value; authorized 300,000 shares; 11,477.40 shares
          issued and outstanding                                                                  115
   Retained earnings (deficit)                                                               (715,460)
   Accumulated other comprehensive income                                                      21,276
   Paid in capital                                                                          8,553,194
                                                                                          -----------

                                                                                          $ 7,860,224
                                                                                          -----------


                                                                                          $71,119,321
                                                                                          ===========

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME
                          Year Ended December 31, 1998


                                                                                    1998
                                                                                 -----------
Gross revenue                                                                    $29,827,868

Deductions from revenue                                                            3,367,355
                                                                                 -----------

             Net revenue                                                         $26,460,513
                                                                                 -----------

Operating expenses:
   Selling expenses                                                              $ 5,974,717
   Technical expenses                                                                500,355
   Program and production expenses                                                 7,020,605
   General and administrative expenses                                             9,893,008
                                                                                 -----------
                                                                                 $23,388,685
                                                                                 -----------

             Operating income                                                    $ 3,071,828
                                                                                 -----------

Nonoperating income (expense):
   Interest income                                                               $    22,600
   Interest expense-lenders                                                       (3,212,969)
   Loss on dispositions of property and equipment and intangible assets              (25,159)
   Other income                                                                      112,606
                                                                                 -----------
                                                                                 $(3,102,922)
                                                                                 -----------

             Income (loss) before income taxes                                   $   (31,094)

Federal and state income taxes                                                         1,506
                                                                                 -----------

             Net income (loss)                                                   $   (32,600)
                                                                                 ===========


See Notes to Consolidated Financial Statements.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                          Year Ended December 31, 1998


                                                                                                                  Class A
                                                                     Preferred                                    Common
                                                                       Stock                Common                 Stock
                                                                    -----------            --------               -------
Balance, January 1, 1998                                            $ 2,060,100             $    --                $3,126
   Net income (loss), 1998                                                   --                  --                    --
   Stock and retained earnings acquired by parent,
       eliminated in consolidation                                   (2,060,100)                 --                (3,126)
   New shares  issued                                                     1,099                 115                    --
   Required reduction in basis for partial change in basis                   --                  --                    --
   Unrealized loss on investments                                            --                  --                    --
                                                                    -----------             -------                ------

Balance, December 31, 1998                                          $     1,099             $   115                $   --
                                                                    ===========             =======                ======


See Notes to Consolidated Financial Statements.

                                                             Accumulated
   Class B          Discount on           Retained              Other
   Common            Preferred            Earnings          Comprehensive          Paid-In
   Stock               Stock              (Deficit)             Income             Capital                Total
  --------          -----------          -----------        -------------        ------------          -----------
  $ 97,038           $(417,209)          $ 6,077,820           $26,125           $        --           $ 7,847,000
        --                  --               (32,600)               --                    --               (32,600)

   (97,038)            417,209            (6,760,680)               --                    --            (8,503,735)
        --                  --                    --                --            10,999,264            11,000,478
        --                  --                    --                --            (2,446,070)           (2,446,070)
        --                  --                    --            (4,849)                   --                (4,849)
  --------           ---------           -----------           -------           -----------           -----------

  $     --           $      --           $  (715,460)          $21,276           $ 8,553,194           $ 7,860,224
  ========           =========           ===========           =======           ===========           ===========

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1998


                                                                                         1998
                                                                                     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                                 $    (32,600)
   Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
       Depreciation                                                                     1,106,075
       Amortization                                                                     1,933,057
       Provision for doubtful accounts                                                    211,042
       Deferred compensation                                                              175,981
       Loss on dispositions of property and equipment and intangible assets                25,159
       Income earned in deferred compensation trust accounts                             (112,608)
       Increase in cash value of life insurance                                            (3,590)
       Deferred income taxes                                                              (93,000)
       Interest expense added to notes payable                                            820,564
       Change in assets and liabilities:
          (Increase) in accounts receivable                                              (596,268)
          Decrease in other receivables                                                    11,442
          Decrease in inventories                                                          21,043
          Decrease in prepaid expenses                                                     11,628
          (Increase) in refundable income taxes                                          (359,600)
          (Decrease) in accounts payable                                                 (139,241)
          Increase in accrued expenses                                                    167,231
          (Decrease) in income received in advance                                        (10,060)
          (Decrease) in income taxes payable                                              (60,100)
                                                                                     ------------

             Net cash provided by operating activities                               $  3,076,155
                                                                                     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Life insurance premiums applied to increase in cash value of
       life insurance                                                                $     (6,500)
   Deposits to deferred compensation trust accounts                                       (61,287)
   Proceeds from disposal of property and equipment                                        25,149
   Purchase of property and equipment                                                    (429,024)
   Purchase of Bloomington Broadcasting Corporation by
     Bloomington Broadcasting Holdings, Inc.                                          (61,977,867)
                                                                                     ------------

             Net cash (used in) investing activities                                 $(62,449,529)
                                                                                     ------------


See Notes to Consolidated Financial Statements.

                                                                             1998
                                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from short-term borrowings                                    $   450,000
   Principal payments on short-term borrowings                             (1,050,000)
   Proceeds from long-term borrowings                                      58,928,500
   Principal payments on long-term borrowings                              (8,621,897)
   Payments on capital lease obligations                                       (5,143)
   Proceeds from stock issued                                               9,982,978
                                                                          -----------

             Net cash provided by financing activities                    $59,684,438
                                                                          -----------

             Increase in cash and cash equivalents                        $   311,064

Cash and cash equivalents:
   Beginning                                                                  294,621
                                                                          -----------

   Ending                                                                 $   605,685
                                                                          ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash payments for:
       Interest                                                           $ 2,426.395
                                                                          ===========

       Income taxes                                                       $   464,812
                                                                          ===========


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES
   Income reinvested in deferred compensation trust accounts              $  (112,608)
                                                                          ===========

   Increase in cash value of life insurance                               $    (3,590)
                                                                          ===========

   Stock and note payable value transferred to Bloomington
       Broadcasting Holdings, Inc. from Bloomington Broadcasting
       Company                                                            $ 2,500,000
                                                                          ===========

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1.     Nature of Business, Use of Estimates and Significant Accounting
            Policies

            Nature of business:

               The Company and its subsidiaries operate AM and FM radio stations in Bloomington-Normal, Illinois; Chattanooga, Tennessee; Johnson City-Kingsport, Tennessee and Bristol, Virginia; Holland-Grand Rapids, Michigan; and Columbia, South Carolina. A subsidiary company also operated a business known as Sign Pro in Bloomington, Illinois. Sign Pro sold customized banners and signs and represented less than one percent of consolidated gross revenue. Sign Pro was sold in April, 1998. The stations are subject to regulation by the Federal Communications Commission. The Company and its subsidiaries grant credit on terms that management establishes for individual accounts.

               The Companies operated under the following business names during 1998:

                   Twin-Cities Broadcasting Corp.       WJBC (AM), WBNQ (FM),
                                                        WBWN (FM) and Sign Pro
                   Radio Chattanooga, Inc.              WGOW (AM), WSKZ (FM),
                                                        WGOW (FM) and WOGT (FM)
                   Tri-Cities Radio Corp.               WJCW (AM), WQUT (FM),
                                                        WKIN (AM) and WKOS (FM)
                   Michigan Media, Inc.                 WBBL (AM), WKLQ (FM) and
                                                        WLAV (FM)
                   Radio South Carolina, Inc.           WISW (AM), WTCB (FM) and
                                                        WOMG (FM)

            Use of estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Significant accounting policies:

               Principles of consolidation:

                   All subsidiary companies are wholly-owned and are included in the accompanying consolidated financial statements. All material intercompany balances and transactions have been eliminated in consolidation.

               Cash and cash equivalents:

                   For purposes of reporting cash flows, the Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



               Property and equipment:

                   Property and equipment are stated at cost. Major improvements to existing property and equipment are capitalized. Expenditures for maintenance and repairs which do not extend the life of the applicable assets are charged to expense in the period incurred.

                   Depreciation expense of property and equipment is computed principally on the straight-line method over the following estimated useful lives:

                                                                           Years
                                                                           -----
                         Land improvements                                  5-20
                         Buildings and improvements                         4-39
                         Technical equipment:
                            Studio and control                              3-35
                            Transmitting and radiating                      3-20
                            General                                         3-20
                         Furniture and fixtures                             3-20
                         Vehicles and airplane                              3-10

                   It is the Company's policy to include amortization expense on assets acquired under capital leases with depreciation expense on owned assets.

                   When properties are retired or otherwise disposed of, the asset and accumulated depreciation accounts are adjusted accordingly. Any resulting gain or loss is reflected in income in the period realized.

               Advertising:

                   The Company expenses the costs of advertising as incurred. Total advertising and promotion expense for the year ended December 31, 1998 was $1,321,167.

               Income taxes:

                   Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


               Stock option plan:

                   The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," (SFAS No. 123) which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 "Accounting for Stock Issued to Employees", and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. There are no unexercised options outstanding as of December 31, 1998.

                   There was no stock-based compensation cost reflected in 1998 net income and there would likewise be none on a pro forma basis.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2.     Leveraged Buyout

            Effective on July 1, 1998, Bloomington Broadcasting Holdings, Inc. (formerly Bloomington Broadcasting Acquisition Corp.) purchased 100% of the stock of Bloomington Broadcasting Corporation. The transaction has been recorded in accordance with the "purchase method" of Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and guidance from the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB). The stock purchase was financed through a combination of bank debt, stockholder debentures and issuance of preferred stock.

            These financial statements include the financial position and results of operations of Bloomington Broadcasting Holdings, Inc., Bloomington Broadcasting Corporation, and all subsidiaries, for the calendar year 1998. Bloomington Broadcasting Holdings, Inc. was formed in 1998 for the purpose of this acquisition and had no operations in 1998 other than its ownership of Bloomington Broadcasting Corporation.

            The acquisition cost of Bloomington Broadcasting Corporation was approximately $64,478,000.

            Amortization of goodwill and other intangible assets acquired in this transaction is computed on the straight-line basis over various periods from 15 years to 50 years.

            Following is pro forma financial information for 1998 assuming the leveraged buyout described above had occurred on January 1, 1998:

                                     (Unaudited)
                                     -----------
               Gross revenue                             $ 29,827,868
               Deductions from revenue                     (3,367,355)
                                                         ------------

                    Net revenue                            26,460,513

               Operating expenses                         (24,618,685)
                                                         ------------

                    Operating income                        1,841,828

               Nonoperating income (expense)               (5,690,681)
                                                         ------------

               Income (loss) before income tax             (3,848,853)

               Income tax provision (refund)                 (911,704)
                                                         ------------

                    Net income (loss)                    $ (2,937,149)
                                                         ============

Note 3.     Amortization of Intangibles

            Amortization of intangible assets is on the straight-line method over the following periods:

                                                                        Years
                                                                     -----------
               Premium audience growth pattern asset                 21.2 - 45.3
               Favorable transmitter site lease                      37.3 - 50.0
               Going concern value                                   15.0 - 40.0
               FCC licenses                                          10.0 - 15.0
               Goodwill                                                     40.0
               Organization and start-up costs                               5.0
               Agreement not to compete                                      5.0
               Other advertising contracts                            0.5 - 40.0
               Fixed asset delivery premium                                  9.0
               Other intangible assets                               15.0 - 40.0
               Sign Pro license                                              5.0
               Consulting agreement                                    1.0 - 5.0
               Favorable antenna site agreements                      0.7 - 23.9
               Favorable studio and office space lease                 1.4 - 1.5

            FCC licenses and goodwill acquired prior to October 31, 1970 in the amount of $77,135 are not being amortized and are carried at cost.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



            Costs and accumulated amortization of intangibles at December 31, 1998 are as follows:


                                                                         1998
                                                  ---------------------------------------------------
                                                                      Accumulated           Net Book
                                                     Cost             Amortization           Value
                                                  -----------         ------------        -----------
            Premium audience growth
                pattern asset                     $ 8,921,320          $  651,266          $ 8,270,054
            Favorable transmitter site
                lease                               2,554,630              99,900            2,454,730
            Going concern value                     5,088,914             196,426            4,892,488
            FCC licenses                           34,391,764           3,369,193           31,022,571
            Goodwill                               12,454,084             156,000           12,298,084
            Organization and start-up
                costs                                  72,061              72,061                   --
            Agreement not to compete                    1,000               1,000                   --
            Other advertising contracts                21,852              12,491                9,361
            Fixed asset delivery premium              152,900             152,900                   --
            Other intangible assets                   579,432             146,817              432,615
            Sign Pro license                            2,000               2,000                   --
            Consulting agreement                       25,000              13,333               11,667
            Favorable antenna site
                agreements                             16,953               4,966               11,987
            Favorable studio and office
                space lease                            34,723              34,723                   --
                                                  -----------          ----------          -----------

                                                  $64,316,633          $4,913,076          $59,403,557
                                                  ===========          ==========          ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                            1998
                                                                                               ------------------------------
                                                                                                                    Payments
                                                                                                                   Due Within
                                                                                                   Total            One Year
                                                                                               -------------      ------------
Note 4.     Pledged Assets and Notes Payable

            The Company and its subsidiaries had the following notes payable at December 31, 1998:

               First Union National Bank, Fleet National Bank, Bank One Indiana,
               N.A., collectively as lender, fixed and variable interest rates as described below, secured by substantially all assets and communications licenses of Bloomington Broadcasting Holdings, Inc. and Bloomington Broadcasting Corporation.

                   REVOLVING CREDIT NOTES- combination of Base Rate note, presently 9.625 % and LIBOR Rate note, presently 8.6875%, interest payable quarterly (Base Rate notes) and monthly
                   (LIBOR Rate notes); commitment fee, presently .5% due quarterly on average daily unused portion of the Revolving
                   Credit Commitment; if total outstanding principal exceeds the Revolving Credit Commitment such excess shall be repayable immediately; optional principal payments allowed in a minimum amount of $250,000 for Base Rate notes and $2,000,000 for LIBOR Rate notes; Revolving Credit Commitment presently
                   $15,000,000 with permanent partial reductions scheduled beginning in March 2002; interest on Base Rate notes at higher of First Union National Banks' prime rate, or Federal
                   Funds Rate plus .5%; Revolving Credit Facility shall terminate on the earliest of June 30, 2005 or the date of termination by either the Company or First Union National
                   Bank.

                      Base Rate Note                                                             $ 1,150,000        $       --

                      LIBOR Rate Notes                                                             2,000,000                --

                   TERM A AND TERM B NOTES- LIBOR Rate notes presently 8.6875%, interest payable monthly, principal payable quarterly beginning on December 31, 1999 in increments stipulated in the note (see five-year maturity schedule at end of the footnote), optional principal prepayments of at least
                   $2,000,000 allowable; mandatory principal prepayments required in the amount of 100% of Net Cash Proceeds from any of the following events, a) debt proceeds not permitted, b) issuance of equity securities, c) asset sales, d) insurance proceeds, e) excess cash flow.

                      Term A Notes                                                                20,000,000         1,000,000

                      Term B Notes                                                                20,000,000           200,000

               Stockholders, interest at 10.25 %, fixed rate, interest payable semiannually at June 30 and December 31, principal due in full on
               June 30, 2008. These notes are subordinate to the senior
               indebtedness described above. There are eleven individual notes, all of which are uncollateralized. The maker of the notes, at its option, may pay interest by the issuance of additional
               subordinated notes ("PIK Note") equal to such interest payment provided that advance notice is given under the terms of the
               note.                                                                              16,011,000                --

               Stockholders, "PIK Notes," interest at 10.25%, fixed rate, interest payable semiannually at June 30, and December 31.
               Maturity date is June 30, 2008.                                                       820,564                --
                                                                                               -------------      ------------

                                                                                                 $59,981,564        $1,200,000
                                                                                               =============      ============

                                      -16-

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



            The Credit Agreement with First Union National Bank (and other co-lenders), has several restrictive covenants. The Company must maintain a certain leverage ratio, fixed charge coverage ratio, and interest coverage ratio during the term of the loans. The Company can not, with some exceptions, incur any debt. There are also limitations on future mergers, liquidations or sales of assets. Also, the Company may not declare or pay any dividends on any of its capital stock, or purchase, redeem or retire any of its capital stock.

            Aggregate future maturities on the above notes are:

                      1999                       $ 1,200,000
                      2000                         2,200,000
                      2001                         2,200,000
                      2002                         3,200,000
                      2003                         4,200,000


Note 5.     Deferred Compensation and Life Insurance

            In connection with an employment agreement, a provision has been made for future compensation which is payable to an employee or his heirs in annual payments of $10,000 per year for ten years commencing on January 1, 2002 if the employee remains employed by a subsidiary Company from January 1, 1992 through December 31, 2001. If employment is terminated by the subsidiary or the employee becomes permanently disabled, he is entitled to receive $10,000 for each full year of employment from January 1, 1992 through the date of termination. In the event of the death of the employee prior to December 31, 2001, a lump sum of $100,000 is to be paid to the employee's heirs. The present value of the estimated liability under this agreement is being accrued over the ten year period ending December 31, 2001. The amount accrued under this agreement and reflected as expense was $7,937 for the year ended December 31, 1998.

            The subsidiary is the owner and beneficiary of a life insurance policy providing face coverage of $100,000 on the life of the above employee. This policy had a cash value of $44,374 at December 31, 1998, and is available to fund the subsidiary's obligation under the deferred compensation agreement.

            Bloomington Broadcasting Corporation established certain non-qualified deferred compensation plans accompanied by rabbi trusts which are generally available to general managers, officers and other highly compensated employees of the parent company and its subsidiaries. Qualifying employees may elect to defer portions of their salaries which are then deposited into segregated trust accounts. The employees designate the trustees and direct the investment of the funds for their individual accounts. The amounts held in the trusts will at all times remain solely the property of the participating company and are subject to the claims of its general creditors.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



            Upon termination of employment, participating employees are entitled to receive the value of the assets in the trust accounts established for their benefit. The plans also permit early withdrawals of the deferred compensation to the extent that a participant is subject to an unforeseeable emergency which would otherwise result in severe financial hardship.

            The total amount recorded as expense under these non-qualified deferred compensation plan was $175,982 for the year ended December 31, 1998. The investments held in the rabbi trust accounts are carried at fair value as of December 31, 1998 as follows:

                                                                    1998
                                                                  --------
               Cost of investments                                $389,374
               Unrealized gains                                     60,593
               Unrealized losses                                   (26,317)
                                                                  --------

                                                                  $423,650
                                                                  ========

            The net unrealized gain included as accumulated other comprehensive income in stockholders' equity at December 31, 1998 was $21,276, net of deferred income taxes of $13,000.


Note 6.     Capital Stock

            The outstanding preferred stock is Series A Convertible Participating Preferred Stock. The Shareholders Agreement, dated June 30, 1998, places certain restrictions on transfers of such shares. The Agreement also contains a "Call" provision, whereby, shares held by "Management Investors" are redeemable by the Company or the "Venture Investors." Each share of preferred stock is entitled to one vote, based on the current "common stock conversion rate." The holders of Series A Convertible Participating Preferred Stock are entitled to receive cumulative, compounding dividends of 5% of the difference between the convertible base liquidation amount (presently $110 per share) and ten dollars, per share. The Series A Convertible Participating Preferred Stock has a liquidation preference over other shares of company stock. The liquidation price per share is the convertible base liquidation amount, presently $110, plus any accumulated but unpaid dividends.

            In the event of an "extraordinary transaction", if the holders of Series A Convertible Participating Preferred Stock have not converted their shares into Series B Redeemable Preferred Stock or common stock, then the Company shall redeem all the shares at the convertible base liquidation amount. Extraordinary transactions include a) mergers or consolidations, b) sale or transfer of all assets, c) a purchase of the company, d) redemption of a majority of shares, or e) a public offering.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



            The authorized number of shares of preferred stock is 1,700,000, of which 300,000 shares are designated as Series A Convertible Participating Preferred Stock (par value $.01 per share), 400,000 shares are designated as Series B Redeemable Preferred Stock (par value $.01 per share), and 1,000,000 shares are undesignated. As of December 31, 1998 there were no issued or outstanding shares of Series B Redeemable Preferred Stock.

            The authorized number of shares of common stock is 300,000, at par value of $.01 per share. Holders of common stock are entitled to one vote for each share held, and vote together with the holders of the convertible preferred stock as a single class. Holders of common stock are entitled to dividends only after all preferential preferred stock dividends have been paid. If additional dividends are declared, the holders of common stock will share in such dividends with the convertible preferred stockholders as a single class of equal shareholders.

            As described in Note 2 to these financial statements, effective July 1, 1998 all preferred stock, Class A common stock and Class B common stock of Bloomington Broadcasting Corporation was acquired by Bloomington Broadcasting Holdings, Inc. All previous shares acquired were cancelled, and a new common stock certificate was issued by Bloomington Broadcasting Corporation for 100 shares ($.01 par value per share), representing 100% ownership by Bloomington Broadcasting Holdings, Inc.

            As of December 31, 1998, the aggregate preferred stock dividends accumulated, not declared or paid was $274,725, representing a $5 per share dividend for one-half year.


Note 7.     Income Tax Matters

            The Company reports its income as the parent company of a consolidated federal income tax return which includes the operations of the following subsidiaries:

                              Bloomington Broadcasting Corporation
                              Twin-Cities Broadcasting Corp.
                              Radio Chattanooga, Inc.
                              Tri-Cities Radio Corp.
                              Michigan Media, Inc.
                              Radio South Carolina, Inc.

            The members of the consolidated group have elected to allocate income taxes among the members of the group by an agreement executed on January 1, 1986, under which each company records a consolidated return tax benefit or cost based upon its current taxable income or loss and governed by any tax elections made for the consolidated return and the tax rate effective for the consolidated group. This benefit or cost is due from or to the parent company, respectively. These allocations are reflected on the balance sheet as consolidated return tax benefit or liability. A similar approach is used for the allocation of deferred income taxes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



            The net deferred tax liability consists of the following components as of December 31, 1998:

                                                                   1998
                                                                -----------
               Deferred tax assets                              $   794,000
               Deferred tax asset valuation allowances               (9,000)
               Deferred tax liabilities                          (1,009,000)
                                                                -----------

                   Net deferred tax liabilities                 $  (224,000)
                                                                ===========

            Deductible temporary differences giving rise to deferred tax assets primarily relate to accounts receivable, allowances for doubtful accounts, deferred compensation payable, accrued vacation pay, and State and City unused net operating loss carryforwards. Taxable temporary differences giving rise to deferred tax liabilities relate to property and equipment and intangibles.

            The components giving rise to the net deferred tax liability described above have been included in the accompanying balance sheet as of December 31, 1998 as follows:

                                                                    1998
                                                                 ---------
               Current assets                                    $ 179,000
               Noncurrent assets                                   163,000
               Noncurrent liabilities                             (566,000)
                                                                 ---------

                                                                 $(224,000)
                                                                 =========

            The current and noncurrent deferred tax assets are net of allocations of the valuation allowances of $0 and $9,000 for 1998. The valuation allowances have been recorded to reduce the total deferred tax assets to an amount that management believes will ultimately be realized.

                                                                 Approximate
               Deferred tax assets-current                       Tax Effect
               ---------------------------                       -----------
                    Allowance for doubtful accounts              $ 48,000
                    Accrued vacation                               91,000
                    State income tax refunds                       49,000
                    Valuation allowance                            (9,000)
                                                                 --------
                                                                 $179,000
                                                                 ========

               Deferred tax assets-noncurrent
               ------------------------------
                    Deferred compensation payable                $163,000
                                                                 ========

               Deferred tax liabilities-noncurrent
               -----------------------------------
                    Property and equipment                       $323,000
                    Intangible assets                             243,000
                                                                 --------
                                                                 $566,000
                                                                 ========

            Reconciliation between the actual provision for income taxes and that computed by applying the U.S. statutory rate to income before income tax is as follows:

                                                                   1998
                                                                 --------
               Provision (refund) computed at
                 statutory rate (34%)                            $(10,572)

               Nondeductible meals and entertainment               14,032
               Tax-exempt interest                                   (768)
               State income taxes (refund), net of federal
                 income tax                                        (1,186)
                                                                 --------
               Federal and state income tax expense              $  1,506
                                                                 ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



            For State and City income tax purposes, under provisions of Tennessee, South Carolina and City of Grand Rapids, Michigan tax statutes and regulations, the Company and its subsidiaries have $9,375,454 in net operating loss carryforwards at December 31, 1998, which may be used to offset future taxable income of the Company and its subsidiaries. These carryforwards expire as follows:

               Year
              Carry-            Radio                                Radio South
             forwards        Chattanooga          Michigan             Carolina
              Expire            Inc.             Media, Inc.             Inc.
             --------        -----------         -----------         ----------
               1999          $       --          $       --          $       --
               2000                  --             824,683                  --
               2001                  --             932,225                  --
               2002                  --             408,647                  --
               2003                  --             804,183                  --
               2004                  --             524,299                  --
               2005                  --             675,933             664,191
               2006             253,532             113,970           1,258,238
               2007              31,646                  --           1,223,988
               2008              24,642                  --             319,730
               2009             390,068                  --              41,433
               2010             127,116                  --             138,686
               2011                  --             393,397                  --
               2012              83,227              11,091                  --
               2013             130,529                  --                  --
                             ----------          ----------          ----------

                             $1,040,760          $4,688,428          $3,646,266
                             ==========          ==========          ==========

            The provision for income taxes charged to operations for the year ended December 31, 1998 consists of the following:

                                                 1998
                                               --------
               Current tax expense             $ 94,506
               Deferred tax (benefit)           (93,000)
                                               --------

                                               $  1,506
                                               ========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 8.     Leases

            The Company and its subsidiaries rent vehicles, office equipment, studio space, office space and an AM tower under various operating leases. These leases expire between December 1999 and December 2013. Generally, the Company and its subsidiaries are required to carry liability and property damage insurance, to pay some common area charges, real estate taxes, and to maintain the properties.

            Two subsidiaries also lease land where transmitter towers and buildings are located. The first lease (WTCB) expires in December 2026 and the second lease (WBWN) expires in May 2047. The subsidiaries are required to pay all utilities, property taxes and other expenses incidental to the maintenance and operation of the transmitter building and equipment. The subsidiaries are also required to carry liability and property damage insurance. No rental payments are due on this first lease. Instead, the subsidiary must offer space on the tower to the lessor for the lessor's communication antennae. Rental payments of $150 per month are due on the second lease.

            The total minimum rental commitments under the operating leases described above are due as follows:

                Year Ending December 31,
                ------------------------
                         1999                                 $245,303
                         2000                                  189,530
                         2001                                   69,746
                         2002                                   41,155
                         2003                                   33,888
                    Due thereafter                             246,200
                                                              --------
                                                              $825,822
                                                              ========

            Total rent expense under operating leases was $233,767 for the year ended December 31, 1998.

            A subsidiary company has also entered into an agreement to acquire a telephone system through a capitalized lease agreement. The terms of the lease require monthly payments of $534 through November 1999.

            Following is a schedule of future minimum lease payments under this capital lease together with the present value of the net minimum lease payments as of December 31, 1998:

                Year Ending December 31,
                ------------------------
                         1999                                 $5,878
                Less the amount representing interest            425
                                                              ------
                                                              $5,453
                Less current portion                           5,453
                                                              ------
                                                              $   --
                                                              ======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 9.     Employees' Profit-Sharing Plan

            The Company and its subsidiaries have an employees' profit-sharing plan covering substantially all employees to which both the employer and eligible employees contribute. The Company's discretionary contribution for 1998 was 3.0% of net operating earnings, as defined, before depreciation and amortization. Amounts in excess of this amount may be contributed at the discretion of the Board of Directors, but are not to exceed the maximum amount deductible for federal income tax purposes. The Company is also required to make matching contributions equal to 1% of the compensation of employees who contribute to the plan through salary deferral elections. The annual discretionary contribution to the plan for the year ended December 31, 1998 was $220,462. The total matching contribution was $71,476 for the year ended December 31, 1998.


Note 10. Concentrations of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

            The parent and subsidiary companies maintain cash balances at financial institutions in Bloomington, Illinois; Chattanooga, Tennessee; Knoxville, Tennessee; Grand Rapids, Michigan; and West Columbia, South Carolina. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to aggregate balances of $100,000 per Company. At December 31, 1998, the Company's uninsured cash balances totalled $937,791, including $359,256 held in repurchase agreements which are collateralized by U.S. Government agency securities held by the bank. This uninsured total does not reflect deductions for outstanding checks not yet presented to the banks for payment or transfers to affiliated companies on the following business day.


Note 11.    Non-competition Agreements

            A subsidiary acquired certain assets of Sattler Broadcasting, Inc. (radio station WOGT) in 1993. In connection with this purchase a non-competition agreement was obtained from Virginia Sattler, the sole shareholder of Sattler Broadcasting, Inc. The terms of this agreement, which expired in 1998, required the Company to pay Ms. Sattler $66,667 in 1998.

            Effective May 1, 1996, Bloomington Broadcasting Corporation acquired certain assets of McLean County Broadcasters, Inc. related to radio station WBWN-FM, licensed to Leroy, Illinois. The asset purchase agreement also provided for a five-year non-competition agreement with the sellers for $25,000. In addition, the Company entered into a consulting agreement, which includes a non-compete provision, with an employee of WBWN. The consulting agreement provides for payments by the Company of $25,000 per year for a ten year period.

            Effective November 15, 1996, Bloomington Broadcasting Corporation acquired certain assets of Pye Broadcasting , Inc. from Chattanooga Regional Interconnect, Inc. A consulting agreement executed as a part of this purchase required monthly payments of $10,000 through November 1997.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 12.    Financial Instruments

            The Company has entered into Interest Rate Swap agreements with First Union National Bank relative to the Term A and Term B portions of the borrowing from First Union National Bank as described in Note 4 to these financial statements.

            The current notional amount is $15,000,000 of the Term A notes and $20,000,000 of the Term B notes.

            The nature and terms of the interest rate swaps are as follows:

                                                                                           TERM A            TERM B
            ----------------                                                           -------------     -------------
            Transaction type                                                           Interest rate     Interest rate
                                                                                            swap               swap
            Effective date                                                             July 30, 1998     July 30, 1998
            Termination date                                                           June 29, 2001     June 30, 2003
            Term                                                                             3 years           5 years
            Payment dates                                                                last day of       last day of
                                                                                          each month        each month
            Fixed rate                                                                         5.86%             5.94%
            Floating rate                                                                      LIBOR             LIBOR

            The interest rate swap agreements, in effect, create fixed rate loans for much of the total borrowed from First Union National Bank. The instruments' market risk is that fluctuations in interest rates may make the swaps less valuable. The agreements are held for non-trading purposes. The Company's objective for holding the interest rate swaps is to hedge the risk of rising interest rates on its long-term financing.

            The Company is required to pay interest monthly on the Term A and Term B notes and the swap agreements, and the gain or loss resulting from the interest rate swap agreements is then recorded as a corresponding increase or decrease to interest expense on the underlying debt.


Note 13.    Stock Option Plan

            The Company has established the Bloomington Broadcasting Holdings, Inc. 1998 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants, advisors and other key persons of the Company to acquire a proprietary interest in the Company. The maximum number of shares of stock reserved and available for issuance under the Plan is 12,210 shares of common stock. During 1998, 11,477.40 shares of common stock were purchased under Restricted Stock Purchase Agreements pursuant to the Plan. The price paid for the shares issued during 1998 was $1.00 per share. There are no unexercised options outstanding as of December 31, 1998.


Note 14.    Commitment

            On February 15, 1999, Radio South Carolina, Inc. had reached an agreement to acquire substantially all of the operating assets and the license of radio station WLXC-FM at a cost of $3,200,000. The Company intends to finance this acquisition through the Revolving Credit Commitment with First Union National Bank. The closing is scheduled for July 1, 1999. The Company has been operating the station since March 1, 1999 under a Lease Management Agreement.

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                    CONDENSED CONSOLIDATED FINANCIAL REPORT
                                   (Reviewed)


                               SEPTEMBER 30, 1999

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                               September 30, 1999
                                  (Unaudited)


          ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                           $   798,156
    Accounts receivable, less allowance for doubtful accounts of $153,112                 4,950,651
    Other receivables                                                                        57,583
    Prepaid expenses                                                                        149,725
    Deferred income taxes                                                                   179,000
                                                                                        -----------

          Total current assets                                                          $ 6,135,115
                                                                                        -----------


INVESTMENTS AND OTHER ASSETS
    Cash value of life insurance                                                        $    44,374
    Deferred compensation trust accounts                                                    466,263
    Deferred income taxes                                                                   163,000
                                                                                        -----------
                                                                                        $   673,637
                                                                                        -----------

PROPERTY AND EQUIPMENT
    Land and land improvements                                                          $   774,686
    Buildings and improvements                                                            2,855,865
    Technical and other equipment, including equipment acquired
       under capital lease $19,345                                                        9,697,305
    Furniture and fixtures                                                                1,360,333
    Vehicles                                                                                620,539
                                                                                        -----------
                                                                                        $15,308,728
    Less accumulated depreciation, including amortization applicable to
       equipment acquired under capital lease $14,831                                    10,509,520
                                                                                        -----------
                                                                                        $ 4,799,208


INTANGIBLES, at amortized cost                                                          $59,970,300
                                                                                        -----------

                                                                                        $71,578,260
                                                                                        ===========

See Notes to Condensed Consolidated Financial Statements (Unaudited).


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Current maturities of long-term debt                                                     $  2,850,000
    Current maturities of capital lease obligation                                                  1,049
    Accounts payable                                                                              264,546
    Accrued expenses                                                                            1,575,566
    Income taxes payable                                                                           11,173
                                                                                             ------------

          Total current liabilities                                                          $  4,702,334
                                                                                             ------------

LONG-TERM DEBT, less current maturities                                                      $ 59,690,002
                                                                                             ------------

DEFERRED COMPENSATION                                                                        $    517,318
                                                                                             ------------

DEFERRED INCOME TAXES                                                                        $    486,000
                                                                                             ------------

COMMITMENTS


STOCKHOLDERS' EQUITY
    Capital stock:
       Preferred, 5% cumulative, Series A Convertible Participating; par value
          $.01 share; authorized 1,700,000 shares; issued and outstanding
          109,890 shares; ($12,087,900 aggregate
          liquidation preference)                                                            $      1,099
       Common, $.01 par value; authorized 300,000 shares, issued and
          outstanding  11,477.40 shares                                                               115
    Retained earnings (deficit)                                                                (2,393,078)
    Accumulated other comprehensive income                                                         21,276
    Paid in capital                                                                             8,553,194
                                                                                             ------------
                                                                                             $  6,182,606
                                                                                             ------------

                                                                                             $ 71,578,260
                                                                                             ============

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              Nine-month Periods Ended September 30, 1999 and 1998
                                  (Unaudited)


                                                                     1999                 1998
                                                                 ------------         ------------
Gross revenue                                                    $ 23,254,275         $ 21,801,923

Deductions from revenue                                             2,765,072            2,605,194
                                                                 ------------         ------------

          Net revenue                                            $ 20,489,203         $ 19,196,729
                                                                 ------------         ------------

Operating expenses:
    Selling expenses                                             $  4,246,215         $  4,527,621
    Technical expenses                                                368,396              401,708
    Program and production expenses                                 5,633,253            5,158,736
    General and administrative expenses                             7,494,048            7,107,599
                                                                 ------------         ------------
                                                                 $ 17,741,912         $ 17,195,664
                                                                 ------------         ------------

          Operating income                                       $  2,747,291         $  2,001,065
                                                                 ------------         ------------

Nonoperating income (expense):
    Interest income                                              $     23,884         $     17,369
    Interest expense-lenders                                       (4,324,036)          (1,735,440)
    Gain (loss) on dispositions of property and equipment               5,800               (7,062)
    Other expense                                                     (29,589)              (8,787)
                                                                 ------------         ------------
                                                                 $ (4,323,941)        $ (1,733,920)
                                                                 ------------         ------------

          Income (loss) before income taxes                      $ (1,576,650)        $    267,145

Federal and state income taxes                                        100,968                1,000
                                                                 ------------         ------------

          Net income (loss)                                      $ (1,677,618)        $    266,145
                                                                 ============         ============

See Notes to Condensed Consolidated Financial Statements (Unaudited).

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   Nine-month Period Ended September 30, 1999
                                  (Unaudited)

                                                                   Accumulated
                                                     Retained         Other
                               Preferred  Common     Earnings     Comprehensive   Paid-In
                                 Stock     Stock     (Deficit)        Income      Capital          Total
                               ---------  ------    -----------   -------------  ----------     -----------

Balance, January 1, 1999        $1,099     $115     $  (715,460)     $21,276     $8,553,194     $ 7,860,224
     Net Loss, 1999                 --       --      (1,677,618)          --             --      (1,677,618)
                                ------     ----     -----------      -------     ----------     -----------

Balance, September 30, 1999     $1,099     $115     $(2,393,078)     $21,276     $8,553,194     $ 6,182,606
                                ======     ====     ===========      =======     ==========     ===========

See Notes to Condensed Consolidated Financial Statements (Unaudited).

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              Nine-month Periods Ended September 30, 1999 and 1998
                                  (Unaudited)


                                                                                      1999                 1998
                                                                                  -----------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                                             $(1,677,618)        $    266,145
    Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
       Depreciation and amortization                                                3,111,257            1,971,898
       Provision for doubtful accounts                                                134,660              134,092
       Deferred compensation                                                           49,042              (75,892)
       (Gain) loss on dispositions of property and equipment                           (5,800)               7,062
       Deferred income taxes                                                          (80,000)             (70,000)
       Interest expense added to notes payable                                      1,308,438              410,282
       Change in assets and liabilities:
          (Increase) in accounts receivable                                          (324,855)            (364,640)
          Decrease in other receivables                                                   805               64,012
          (Increase) in prepaid expenses                                              (47,415)            (229,807)
          (Increase) decrease in refundable income taxes                              359,600              (49,468)
          (Increase) decrease in deferred compensation trust accounts                 (42,613)             122,005
          (Decrease) in accounts payable                                             (101,741)            (291,577)
          (Decrease) in accrued expenses                                             (295,951)             (88,020)
          Increase (decrease) in income taxes payable                                  11,173              (60,100)
                                                                                  -----------         ------------

          Net cash provided by operating activities                               $ 2,398,982         $  1,745,992
                                                                                  -----------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from disposal of property and equipment                              $    13,229         $         --
    Purchase of property and equipment                                               (497,164)            (354,847)
    Purchase of intangibles                                                        (2,968,172)                  --
    Purchase of Bloomington Broadcasting Corporation by
      Bloomington Broadcasting Holdings, Inc.                                              --          (61,661,396)
                                                                                  -----------         ------------

          Net cash (used in) investing activities                                 $(3,452,107)        $(62,016,243)
                                                                                  -----------         ------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from short-term borrowings                                           $        --         $    450,000
    Principal payments on short-term borrowings                                            --
                                                                                                        (1,050,000)
    Proceeds from long-term borrowings                                              1,250,000           58,928,500
    Principal payments on long-term borrowings                                             --           (7,871,897)
    Payments on capital lease obligations                                              (4,404)              (3,314)
    Proceeds from stock issued                                                             --            9,982,978
                                                                                  -----------         ------------

          Net cash provided by financing activities                               $ 1,245,596         $ 60,436,267
                                                                                  -----------         ------------

          Increase in cash and cash equivalents                                   $   192,471         $    166,016

Cash and cash equivalents:
    Beginning                                                                         605,685              294,621
                                                                                  -----------         ------------

    Ending                                                                        $   798,156         $    460,637
                                                                                  ===========         ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
    Cash payments for:
      Interest                                                                    $ 3,035,484         $  1,325,158
                                                                                  ===========         ============

      Income taxes, net of refunds received 1999: $298,500                        $  (111,397)        $    407,812
                                                                                  ===========         ============


See Notes to Condensed Consolidated Financial Statements (Unaudited).

            BLOOMINGTON BROADCASTING HOLDINGS, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 1.  Organization and Nature of Operations

         The Company and its subsidiaries operate AM and FM radio stations in Illinois, Tennessee, Virginia, Michigan, and South Carolina. A subsidiary company also operated a business known as Sign Pro in Illinois. Sign Pro sold customized banners and signs and represented less than one percent of consolidated gross revenue. Sign Pro was sold in April, 1998. The stations are subject to regulation by the Federal Communications Commission. The Company and its subsidiaries grant credit on terms that management establishes for individual accounts.

         The Companies operated under the following business names during 1999 and 1998:

                Twin-Cities Broadcasting Corp.       WJBC (AM), WBNQ (FM), WBWN (FM) and Sign Pro
                Radio Chattanooga, Inc.              WGOW (AM), WSKZ (FM), WGOW (FM) and WOGT (FM)
                Tri-Cities Radio Corp.               WJCW (AM), WQUT (FM), WKIN (AM) and WKOS (FM)
                Michigan Media, Inc.                 WBBL (AM), WKLQ (FM) and WLAV (FM)
                Radio South Carolina, Inc.           WISW (AM), WTCB (FM), WOMG (FM) and WLXC (FM)

Note 2.  Leveraged Buyout

         Effective on July 1, 1998, Bloomington Broadcasting Holdings, Inc. (formerly Bloomington Broadcasting Acquisition Corp.) purchased 100% of the stock of Bloomington Broadcasting Corporation. The transaction has been recorded in accordance with the "purchase method" of Accounting Principles Board (APB) Opinion No. 16, Business Combinations, and guidance from the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board (FASB). The stock purchase was financed through a combination of bank debt, stockholder debentures and issuance of preferred stock.

         These financial statements include the financial position of Bloomington Broadcasting Holdings, Inc., Bloomington Broadcasting Corporation, and all subsidiaries, as of September 30, 1999. Bloomington Broadcasting Holdings, Inc. was formed in 1998 for the purpose of this acquisition and had no operations in 1999 or 1998 other than its ownership of Bloomington Broadcasting Corporation.

         The acquisition cost of Bloomington Broadcasting Corporation was approximately $64,478,000 of which $61,661,396 was paid in cash.

         Amortization of goodwill and other intangible assets acquired in this transaction is computed on the straight-line basis over various periods from 15 years to 50 years.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

Note 3.  Basis of Presentation

         The accompanying reviewed condensed consolidated financial statements of Bloomington Broadcasting Holdings, Inc. and its subsidiaries have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal accruals, considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 1998. All inter-company balances and transactions are eliminated in consolidation.

Note 4.  Acquisition of a Radio Station

         In July 1999, Radio South Carolina, Inc. acquired substantially all of the assets of WLXC-FM at a cost of approximately $3,200,000. The acquisition was accounted for under the purchase method of accounting.

Note 5.  Commitments

         In July 1999, Michigan Media, Inc. agreed to acquire certain radio station and broadcast assets for $7.5 million. The transaction closed on January 6, 2000. The acquisition was accounted for under the purchase method of accounting.

Note 6.  Subsequent Event

         Subsequent to September 30,1999, the Company incurred approximately $400,000 of costs pertaining to a failed initial public offering. These costs were charged to expense in December 1999.

         On January 23, 2000, the stockholders of the Company entered into a definitive agreement to sell 100% of their stock to Citadel Broadcasting Company, a subsidiary of Citadel Communication Corporation, for $176 million. The transaction will be recorded under the purchase method of accounting.

                       CITADEL COMMUNICATIONS CORPORATION
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Communications Corporation after giving effect to:

     (1) the following completed transactions (collectively, the "Completed Transactions"):

     o the February 12, 1998 acquisition of Pacific Northwest Broadcasting Corporation which owned KQFC-FM, KKGL-FM and KBOI-AM in Boise, Idaho for the purchase price of approximately $14.4 million and the April 21, 1998 acquisition of KIZN-FM and KZMG-FM in Boise for the purchase price of approximately $14.5 million (collectively, the "Boise Acquisitions"),

     o the March 26, 1998 acquisition of WCTP-FM, WCTD-FM and WKJN-AM serving the Wilkes-Barre/Scranton market for the purchase price of approximately $6.0 million (the "Wilkes-Barre/Scranton Acquisition"),

     o the November 17, 1998 acquisition of KAAY-AM in Little Rock, Arkansas for the purchase price of approximately $5.1 million,

     o the February 9, 1999 acquisition of WKQZ-FM, WYLZ-FM, WILZ-FM, WIOG-FM, WGER-FM and WSGW-AM in Saginaw/Bay City, Michigan for the purchase price of approximately $35.0 million (the "Saginaw/Bay City Acquisition"),

     o the February 17, 1999 acquisition of WHYL-FM and WHYL-AM in Harrisburg/Carlisle, Pennsylvania for the purchase price of approximately $4.5 million (the "Carlisle Acquisition"),

     o the March 17, 1999 acquisition of Citywide Communications, Inc., which owned KQXL-FM, WEMX-FM, WCAC-FM, WXOK-AM and WIBR-AM serving the Baton Rouge, Louisiana market and KFXZ-FM, KNEK-FM, KRRQ-FM and KNEK-AM serving the Lafayette, Louisiana market for the purchase price of approximately $31.5 million (the "Baton Rouge/Lafayette Acquisition"),

     o   the April 30, 1999 acquisition of KSPZ-FM serving the Colorado Springs,

         Colorado market in exchange for KKLI-FM in Colorado Springs, the April 30, 1999 acquisition of KVOR-AM and KTWK-AM serving the Colorado Springs, Colorado market and KEYF-FM and KEYF-AM serving the Spokane, Washington market for the purchase price of approximately $10.0 million and the April 30, 1999 termination of a joint sales agreement under which Citadel Communications operated certain other radio stations in Colorado Springs and Spokane (collectively, the "Capstar Transactions"),

     o the June 30, 1999 acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, South Carolina, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, New York, WMDH-FM and WMDH-AM in Muncie, Indiana and WWKI-FM in Kokomo, Indiana for the purchase price of approximately $77.0 million (the "Charleston/Binghamton/Muncie/Kokomo Acquisition"),

     o the August 31, 1999 acquisition of Fuller-Jeffrey Broadcasting Companies, Inc. which owned WOKQ-FM, WPKQ-FM, WXBB-FM and WXBP-FM serving the Portsmouth/Dover/Rochester, New Hampshire market and WBLM-FM, WCYI-FM, WCYY-FM, WHOM-FM, WJBQ-FM and WCLZ-FM serving the Portland, Maine market for the purchase price of approximately $65.3 million, which amount includes the repayment of certain indebtedness of Fuller-Jeffrey Broadcasting and approximately $1.8 million in consulting and noncompetition payments payable over a seven-year period (the "Portsmouth/Dover/Rochester/Portland Acquisition"),

     o the November 1, 1999 acquisition of KOOJ-FM in Baton Rouge, Louisiana for the purchase price of approximately $9.5 million,

     o the December 23, 1999 acquisition of Caribou Communications Co. which owned KATT-FM, KYIS-FM, KCYI-FM, KNTL-FM and WWLS-AM in Oklahoma City, Oklahoma for a purchase price of approximately $61.5 million, which amount includes the repayment of certain indebtedness of Caribou Communications (the "Oklahoma City Acquisition"),

     o the July 27, 1998 sale of WEST-AM in Allentown/Bethlehem, Pennsylvania as a portion of the consideration for the 1997 acquisition of WLEV-FM in Allentown/Bethlehem,

     o the October 7, 1998 sale of WQCY-FM, WTAD-AM, WMOS-FM and WBJR-FM in Quincy, Illinois for the sale price of approximately $2.3 million (the "Quincy Sale"),

     o the November 9, 1999 sale of KKTT-FM, KEHK-FM and KUGN-AM in Eugene, Oregon, KAKT-FM, KBOY-FM, KCMX-FM, KTMT-FM, KCMX-AM and KTMT-AM in Medford, Oregon, KEYW-FM, KORD-FM, KXRX-FM, KTHT-FM and KFLD-AM in Tri-Cities, Washington, KCTR-FM, KKBR-FM, KBBB-FM, KMHK-FM and KBUL-AM in Billings, Montana, WQKK-AM and WGLU-FM in Johnstown, Pennsylvania and WQWK-FM, WNCL-FM, WRSC-AM and WBLF-AM in State College, Pennsylvania for the sale price of approximately $26.0 million (the "Marathon Disposition"),

     o the July 1998 initial public offering by Citadel Communications of shares of its common stock and the use of net proceeds from that offering,

     o the November 1998 sale by Citadel Communications' subsidiary, Citadel Broadcasting Company, of $115.0 million principal amount of its 9-1/4% Senior Subordinated Notes due 2008 and the use of net proceeds from that offering,

     o the June 1999 public offering by Citadel Communications of shares of its common stock and the use of net proceeds from that offering (the "1999 Offering"), and

     o the August 1999 redemption of a portion of Citadel Broadcasting's outstanding 13-1/4% Exchangeable Preferred Stock (the "Preferred Redemption"); and

     (2) the following pending acquisitions (collectively, the "Pending Acquisitions'):

     o the pending acquisition of WGRF-FM, WEDG-FM, WHIT-FM, WMNY-AM and WHLD-AM in Buffalo, New York, WAQX-FM, WLTI-FM, WNSS-AM, and WNTQ-FM in Syracuse, New York, WIII-FM and WKRT-AM in Ithaca, New York, WMME-FM, WEZW-FM, WEBB-FM and WTVL-AM in Augusta-Waterville, Maine, WBPW-FM, WOZI-FM and WQHR-FM in Presque Isle-Caribou, Maine, WCRQ-FM in Dennysville-Calais, Maine, KMYY-FM, KYEA-FM, KZRZ-FM and KTJC-FM in Monroe, Louisiana, KDOK-FM, KTBB-FM, KEES-AM, KYZS-AM and KGLD-AM in Tyler-Longview, Texas, WFPG-AM, WFPG-FM and WPUR-FM in Atlantic City, New Jersey, WFHN-FM and WBSM-AM in New Bedford, Massachusetts, WQGN-FM, WSUB-AM and WVVE-FM in New London, Connecticut and the right to operate WKOE-FM in Atlantic City under a program service and time brokerage agreement for the aggregate purchase price of approximately $190.0 million (the "BPH Acquisition"),

     o the pending acquisition of KSMB-FM, KDYS-AM, KVOL-FM and KVOL-AM in Lafayette, Louisiana for the purchase price of approximately $8.5 million (the "Lafayette Acquisition"),

     o the pending acquisition of WMMQ-FM, WJIM-FM, WFMK-FM, WITL-FM, WVFN-AM and WJIM-AM in Lansing, Michigan, WHNN-FM and WTCF-FM in Saginaw, Michigan and WFBE-FM in Flint, Michigan for the aggregate purchase price of approximately $120.5 million, of which, subject to certain conditions, approximately $10.1 million would be paid in shares of Citadel Communications' common stock valued at $50.375 per share (the "Michigan" Acquisition"),

     o the pending acquisitions of WXLO-FM, WORC-FM and WWFX-FM in Worcester, Massachusetts for the aggregate purchase price of approximately $38.75 million (the "Worcester Acquisitions"), and

     o the pending acquisition of Bloomington Broadcasting Holdings, Inc., which is expected to own at closing WKLQ-FM, WBBL-AM, WLAV-FM and WODJ-FM, in Grand Rapids, Michigan, WTCB-FM, WOMG-FM, WLXC-FM and WISW-AM in Columbia, South Carolina, WSKZ-FM, WOGT-FM, WGOW-AM and WGOW-FM in Chattanooga, Tennessee, WQUT-FM, WKOS-FM, WJCW-AM, WKIN-AM, and WGOC-AM in Johnson City/Kingsport/Bristol, Tennessee and WJBC-AM, WBNQ-FM and WBWN-FM in Bloomington, Illinois, for the aggregate purchase price of approximately $176.0 million, which amount includes repayment of indebtedness of Bloomington Broadcasting Holdings that may be outstanding at the time of closing and a deferred obligation relating to a recent radio station purchase by Bloomington Broadcasting Holdings (the "Bloomington Acquisition"); and

     The unaudited pro forma condensed consolidated financial statements are based on Citadel Communications' historical consolidated financial statements, the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the financial statements of those entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The interest rate applied to borrowings under, and repayments of, Citadel Broadcasting's credit facility in the pro forma consolidated statements of operations was 8.4375%, which represents the interest rate in effect under the then existing credit facility as of January 1, 1998. Pro forma financial information has been adjusted to reflect the following, when applicable:

o Prior to the acquisition dates, Citadel Communications operated some of the acquired stations under a joint sales agreement ("JSA") or local marketing agreement ("LMA"). Citadel Communications receives or pays fees for such services accordingly. Net revenue and station operating expenses for stations operated under JSAs are included to reflect ownership of the stations as of January 1, 1998. Net revenue and station operating expenses for stations operated under LMAs are included in Citadel Communications' historical consolidated financial statements. For those stations operated under JSAs and LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of the operations to reflect ownership of the stations as of January 1, 1998.

o Elimination of revenue and operating expenses from the entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and the entities to be acquired, or from which assets will be acquired, in connection with the Pending Acquisitions, which would not have been incurred if the acquisition had occurred on January 1, 1998. The eliminated items were deemed redundant and therefore are not reflected as of January 1, 1998.

     Depreciation and amortization for the acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets. Actual depreciation and amortization may differ depending on the final allocation of the purchase price. However, management does not believe these differences will be material.

     For pro forma purposes, Citadel Communications' balance sheet as of September 30, 1999 has been adjusted to give effect to the following transactions as if each had occurred on September 30, 1999:

     (1) the Marathon Disposition,

     (2) the acquisition of KOOJ-FM,

     (3) the Oklahoma City Acquisition, and

     (3) the Pending Acquisitions.

     The unaudited pro forma information is presented for illustrative purposes only and does not indicate the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the pending transactions described above are completed. Citadel Communications cannot predict whether the completion of the Pending Acquisitions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements. Additionally, completion of each of the Pending Acquisitions is subject to certain conditions. Although Citadel Communications believes these closing conditions are generally customary for transactions of this type, there can be no assurance that such conditions will be satisfied.

                       CITADEL COMMUNICATIONS CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                                               CITADEL
                                                                            COMMUNICATIONS
                                                                              AS ADJUSTED
                                                           ADJUSTMENTS            FOR
                                                          FOR OKLAHOMA      OKLAHOMA CITY
                                                       CITY ACQUISITION,     ACQUISITION,
                                                            MARATHON           MARATHON         ADJUSTMENTS
                                         ACTUAL           DISPOSITION         DISPOSITION            FOR          PRO FORMA
                                         CITADEL        AND ACQUISITION     AND ACQUISITION     THE PENDING        CITADEL
                                     COMMUNICATIONS      OF KOOJ-FM(1)        OF KOOJ-FM      ACQUISITIONS(2)   COMMUNICATIONS
                                     --------------    -----------------    --------------    ---------------   --------------
ASSETS
   Cash and cash equivalents            $  8,798                321             $  9,119          $    798        $    9,917
   Restricted cash                            --             26,000               26,000           (26,000)               --
   Accounts and notes receivable,
     net                                  48,208              1,906               50,114             2,008            52,122
   Prepaid expenses                        3,808                 21                3,829               150             3,979
   Assets held for sale                   25,991            (25,991)                  --                --                --
                                        --------           --------             --------          --------        ----------
      Total current assets                86,805              2,257               89,062           (23,044)           66,018

   Property and equipment, net            68,088              2,505               70,593            20,670            91,263
   Intangible assets, net                480,431             68,034              548,465           546,106         1,094,571
   Other assets                            4,205                 --                4,205                --             4,205
                                        --------           --------             --------          --------        ----------

   TOTAL ASSETS                         $639,529           $ 72,796             $712,325          $543,732        $1,256,057
                                        ========           ========             ========          ========        ==========


LIABILITIES AND SHAREHOLDER'S
  EQUITY
   Accounts payable and accrued
     liabilities                        $ 15,021           $    980             $ 16,001          $  1,841        $   17,842
   Current maturities of other
     long-term Obligations                   994                250                1,244             1,049             2,293
                                        --------           --------             --------          --------        ----------
      Total current liabilities           16,015              1,230               17,245             2,890            20,135

   Notes payable, less current
     maturities                           57,500             70,916              128,416           497,675           626,091
   10-1/4% Notes                         210,401                 --              210,401                --           210,401
   9-1/4% Notes
   Other long-term obligations,
     less current Maturities               2,685              1,000                3,685             3,465             7,150
   Deferred tax liability                 46,964                 --               46,964            29,627            76,591
   Exchangeable preferred stock           82,526                 --               82,526                --            82,526
   Common stock and additional
     paid-in capital                     263,514                 --              263,514            10,075           273,589
   Deferred compensation                  (3,329)                --               (3,329)               --            (3,329)
   Accumulated other comprehensive
     loss                                    (12)                --                  (12)               --               (12)
   Accumulated deficit/retained
     earnings                            (36,735)              (350)             (37,085)               --           (37,085)
                                         --------          --------             --------          --------        ----------
  TOTAL LIABILITIES AND SHAREHOLDER'S
    EQUITY                               $639,529          $ 72,796             $712,325          $543,732        $1,256,057
                                         ========          ========             ========          ========        ==========

(1) Represents the net effect of the Oklahoma City Acquisition, the Marathon Disposition and the acquisition of KOOJ-FM, as if each transaction had taken place on September 30, 1999.

(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on September 30, 1999.

                       CITADEL COMMUNICATIONS CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)

                                                                        CITADEL
                                                                    COMMUNICATIONS
                                                                      AS ADJUSTED    ADJUSTMENTS
                                     ACTUAL        ADJUSTMENTS FOR        FOR            FOR             PRO FORMA
                                     CITADEL         COMPLETED         COMPLETED     THE PENDING          CITADEL
                                  COMMUNICATIONS   TRANSACTIONS (1)   TRANSACTIONS  ACQUISITIONS(2)    COMMUNICATIONS
                                  --------------   ----------------   ------------  ---------------    --------------
Net revenue......................   $126,521           $19,382          $145,903       $ 71,179           $217,082
Station operating expenses.......     85,124            10,241            95,365         49,223            144,588
Depreciation and amortization....     25,589            11,206            36,795         28,194             64,989
Corporate general and
   administrative................      4,921              (131)            4,790             --              4,790
                                    --------           -------          --------       --------           --------

   Operating expenses............    115,634            21,316           136,950         77,417            214,367
                                    --------           -------          --------       --------           --------
Operating income (loss)..........     10,887            (1,934)            8,953         (6,238)             2,715
Interest expense.................     17,502             4,918            22,420         31,494             53,914
Other (income) expense, net......     (1,187)              350              (837)            --               (837)
                                    --------           -------          --------       --------           --------
Income (loss) before income
   taxes.........................     (5,428)           (7,202)          (12,630)       (37,732)           (50,362)
Income taxes (benefit)...........     (1,376)             (850)           (2,226)        (1,481)            (3,707)
Dividend requirement for
   Exchangeable Preferred Stock..    (11,322)            2,812            (8,510)            --             (8,510)
                                    --------           -------          --------       --------           --------
Income (loss) from
   continuing operations
   applicable to common shares...   $(15,374)          $(3,540)         $(18,914)      $(36,251)          $(55,165)
                                    ========           =======          ========       ========           ========

(1) Represents the net effect of the Completed Transactions that were consummated after January 1, 1999 as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.



                                                 PORTSMOUTH/      CHARLESTON/
                                                   DOVER/         BINGHAMTON
                                 OKLAHOMA        ROCHESTER/         MUNCIE/        BATON ROUGE/
                                   CITY           PORTLAND          KOKOMO          LAFAYETTE
                                ACQUISITION      ACQUISITION      ACQUISITION      ACQUISITION
                                -----------      -----------      -----------      ------------
Net revenue                     $ 7,155            $10,642          $ 9,543           $1,371
Station operating expenses        4,831              6,021            6,711            1,275
Depreciation and
   amortization                   3,292              3,628            2,685              628
Corporate general and
   administrative                    --                 --               --               --
                                -------            -------          -------           ------
   Operating expenses             8,123              9,649            9,396            1,903
                                -------            -------          -------           ------
Operating income (loss)            (968)               993              147             (532)
Interest expense                  3,897              3,234            2,531               --
Other (income) expenses,
   net                               --                 --               --               --
                                -------            -------          -------           ------
Income (loss) before
   income taxes                  (4,865)            (2,241)          (2,384)            (532)
Income taxes (benefit)                                (724)              --             (126)
Dividend requirement for
   Exchangeable Preferred
Stock                                --                 --               --               --
                                -------            -------          -------           ------
Income (loss) from
 continuing operations          $(4,865)           $(1,517)         $(2,384)          $ (406)
                                =======            =======          =======           ======

                                                  CARLISLE
                                                 ACQUISITION,      ADJUSTMENTS
                                                   CAPSTAR           FOR THE
                                                 TRANSACTIONS,    1999 OFFERING
                                  SAGINAW/     KOOJ ACQUISITION      AND THE
                                  BAY CITY      AND MARATHON        PREFERRED     THE COMPLETED
                                ACQUISITION      DISPOSITION        REDEMPTION     TRANSACTIONS
                                -----------      -----------        ----------     ------------
Net revenue                        $ 526           $(9,855)            $    --         $19,382
Station operating expenses           486            (9,083)                 --          10,241
Depreciation and
   amortization                      202               771                  --          11,206
Corporate general and
   administrative                     --              (131)                 --            (131)
                                   -----           -------             -------         -------
   Operating expenses                688            (8,443)                 --          21,316
                                   -----           -------             -------         -------
Operating income (loss)             (162)           (1,412)                 --          (1,934)
Interest expense                      --            (1,044)             (3,700)          4,918
Other (income) expenses,
   net                                --               350                  --             350
                                   -----           -------             -------         -------
Income (loss) before
   income taxes                     (162)             (718)              3,700          (7,202)
Income taxes (benefit)                --                --                  --            (850)
Dividend requirement for
   Exchangeable Preferred
   Stock                              --                --               2,812           2,812
                                   -----           -------             -------         -------
Income (loss) from
 continuing operations             $(162)          $  (718)            $ 6,512         $(3,540)
                                   =====           =======             =======         =======


(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.


                                            BPH         LAFAYETTE       MICHIGAN       WORCESTER    BLOOMINGTON       PENDING
                                       ACQUISITION    ACQUISITION     ACQUISITION    ACQUISITIONS   ACQUISITION    ACQUISITIONS
                                       -----------    -----------     -----------    ------------   ------------   ------------
Net revenue                              $ 31,231         $1,749          $14,092        $ 3,618      $ 20,489        $ 71,179
Station operating expenses                 23,328          1,331            7,851          2,837        13,876          49,223
Depreciation and amortization               9,649            474            6,039          1,964        10,068          28,194
                                         --------         ------          -------        -------      --------        --------
   Operating expenses                      32,977          1,805           13,890          4,801        23,944          77,417
                                         --------         ------          -------        -------      --------        --------
Operating income (loss)                    (1,746)           (56)             202         (1,183)       (3,455)         (6,238)
Interest expense                           10,378            538            6,988          2,452        11,138          31,494
                                         --------         ------          -------        -------      --------        --------
Income (loss) before income
   taxes                                  (12,124)          (594)          (6,786)        (3,635)      (14,593)        (37,732)
Income taxes (benefit)                         --             --               --             --        (1,481)         (1,481)
                                         --------         ------          -------        -------      --------        --------
Income (loss) from continuing
  operations                             $(12,124)        $ (594)         $(6,786)       $(3,635)     $(13,112)       $(36,251)
                                         ========         ======          =======        =======      ========        ========

                       CITADEL COMMUNICATIONS CORPORATION
             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
            OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)



                                                                         CITADEL
                                                                     COMMUNICATIONS    ADJUSTMENTS
                                       ACTUAL       ADJUSTMENTS FOR    AS ADJUSTED       FOR THE            PRO FORMA
                                      CITADEL          COMPLETED      FOR COMPLETED      PENDING             CITADEL
                                   COMMUNICATIONS   TRANSACTIONS (1)   TRANSACTIONS   ACQUISITIONS(2)    COMMUNICATIONS
                                   --------------   ----------------   ------------   ---------------    --------------
Net revenue.......................    $135,426         $41,137           $176,563        $ 87,708            $264,271
Station operating expenses........      93,485          25,056            118,541          61,866             180,407
Depreciation and amortization.....      26,414          21,591             48,005          36,635              84,640
Corporate general and
  administrative..................       4,369            (349)             4,020              --               4,020
                                      --------         -------           --------        --------            --------

  Operating expenses..............     124,268          46,298            170,566          98,501             269,067
                                      --------         -------           --------        --------            --------
Operating income (loss)...........      11,158          (5,161)             5,997         (10,793)             (4,796)
Interest expense..................      18,126           3,651             21,777          40,789              62,566
Other (income) expense, net.......      (1,651)            350             (1,301)             --              (1,301)
                                      --------         -------           --------        --------            --------
Income (loss) before income
  taxes...........................      (5,317)         (9,162)           (14,479)        (51,582)            (66,061)
Income taxes (benefit)............      (1,386)         (1,591)            (2,977)         (1,975)             (4,952)
Dividend requirement for                                    --
  Exchangeable Preferred Stock....     (14,586)            138            (14,448)             --             (14,448)
                                      --------         -------           --------        --------            --------
Income (loss) from continuing
  operations applicable to common
  shares..........................    $(18,517)        $(7,433)          $(25,950)       $(49,607)           $(75,557)
                                      ========         =======           ========        ========            ========


(1) Represents the net effect of the Completed Transactions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.


                                              PORTSMOUTH/    CHARLESTON/
                                                 DOVER/      BINGHAMTON/       BATON
                                OKLAHOMA      ROCHESTER/       MUNCIE/         ROUGE/        SAGINAW/
                                  CITY         PORTLAND        KOKOMO        LAFAYETTE       BAY CITY
                               ACQUISITION    ACQUISITION    ACQUISITION    ACQUISITION    ACQUISITION
                               -----------    -----------    -----------    -----------    -----------
Net revenue                      $ 8,250         $13,642         $17,421         $7,331         $6,981
Station operating
   expenses                        6,240           8,676          12,100          5,170          4,447
Depreciation and
   amortization                    4,390           5,441           5,369          2,914          2,421
Corporate general and
   administrative                     --              --              --             --             --
                                 -------         -------         -------         ------         ------

   Operating expenses             10,630          14,117          17,469          8,084          6,868
Operating income (loss)           (2,380)           (475)            (48)          (753)           113
Interest expense                   5,196           4,852           5,063             --             --
Other (income) expense,
   net                                --              --              --             --             --
                                 -------         -------         -------         ------         ------
Income (loss) before
   income taxes                   (7,576)         (5,327)         (5,111)          (753)           113
Income taxes (benefit)                --          (1,086)             --           (505)            --
Dividend requirement for
   Exchangeable Preferred
   Stock                              --              --              --             --             --
                                 -------         -------         -------         ------         ------
Income (loss) from
   continuing
   Operations                    $(7,576)        $(4,241)        $(5,111)        $ (248)        $  113
                                 =======         =======         =======         ======         ======

                                                                            ADJUSTMENTS
                                 OTHER          REPAYMENT                    FOR THE
                              ACQUISITIONS       OF THE      OFFERING      1999 OFFERING        THE
                                  AND            CREDIT       OF THE          AND THE        COMPLETED
                              DISPOSITIONS      FACILITY       9-1/4%        PREFERRED         TRANS-
                                  (a)             (b)         NOTES(c)      REDEMPTION(d)     ACTIONS
                              ------------      -------       --------      -------------     -------
Net revenue                     $(12,488)      $    --         $    --        $    --         $41,137
Station operating
   expenses                      (11,577)           --              --             --          25,056
Depreciation and
   amortization                    1,056            --              --             --          21,591
Corporate general and
   administrative                   (349)           --              --             --            (349)
                                --------       -------         -------        -------         -------

   Operating expenses            (10,870)           --              --             --          46,298
Operating income (loss)           (1,618)           --              --             --          (5,161)
Interest expense                    (947)       (4,487)          1,374         (7,400)          3,651
Other (income) expense,
   net                               350            --              --                            350
                                --------       -------         -------        -------         -------
Income (loss) before
   income taxes                   (1,021)        4,487          (1,374)         7,400          (9,162)
Income taxes (benefit)                --            --              --             --          (1,591)
Divided requirement for
   Exchangeable
   Preferred Stock                    --            --              --            138             138
                                --------       -------         -------        -------         -------
Income (loss) from
   continuing
   Operations                   $ (1,021)      $ 4,487         $(1,374)       $ 7,538         $(7,433)
                                ========       =======         =======        =======         =======


(a) Represents the net effect of the Marathon Disposition, the Carlisle Acquisition, the Capstar Transactions, the Boise Acquisitions, the Wilkes-Barre/Scranton Acquisition, the acquisition of KOOJ-FM in Baton Rouge, the disposition of WEST-AM in Allentown/Bethlehem, the acquisition of KAAY-AM in Little Rock and the Quincy Sale.

(b) Represents the repayment of outstanding borrowings under Citadel Broadcasting's credit facility with the proceeds from the Citadel Communications' initial public offering.

(c) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $3.5 million related to Citadel Broadcasting's 9-1/4% Senior Subordinated Notes due 2008.

(d) Represents the use of proceeds from the 1999 Offering, including the redemption of approximately 35% of Citadel Broadcasting's issued and outstanding Exchangeable Preferred Stock.

(2) Represents the net effect of the Pending Acquisitions as if each transaction had taken place on January 1, 1998. Dollars in the table below are shown in thousands.



                                            BPH         LAFAYETTE      MICHIGAN        WORCESTER        BLOOMINGTON       PENDING
                                        ACQUISITION    ACQUISITION    ACQUISITION(a)  ACQUISITIONS(b)    ACQUISTION    ACQUISITIONS
                                        -----------    ------------   ------------    ---------------   ------------   ------------
Net revenue                              $ 38,628       $  2,383        $ 16,900         $  3,336        $ 26,461        $ 87,708
Station operating expenses                 28,842          1,984           9,322            2,541          19,177          61,866
Depreciation and amortization              12,865            631           8,052            1,663          13,424          36,635
                                         --------       --------        --------         --------        --------        --------
   Operating expenses                      41,707          2,615          17,374            4,204          32,601          98,501
Operating income (loss)                    (3,079)          (232)           (474)            (868)         (6,140)        (10,793)
Interest expense                           13,838            717           9,317            2,067          14,850          40,789
                                         --------       --------        --------         --------        --------        --------
Income (loss) before
   income taxes                           (16,917)          (949)         (9,791)          (2,935)        (20,990)        (51,582)
Income taxes (benefit)                         --             --              --               --          (1,975)         (1,975)
                                         --------       --------        --------         --------        --------        --------
Income (loss) from continuing
   operations                            $(16,917)      $   (949)       $ (9,791)        $ (2,935)       $(19,015)       $(49,607)
                                         ========       ========        ========         ========        ========        ========


(a) Citadel Communications may sell one or more of its stations serving Saginaw/Bay City in connection with this acquisition. However, Citadel Communications is unable to include the effect of the divestiture in this pro forma financial information until it determines the station or stations it may sell.

(b) The current owner of WWFX-FM purchased the station in January 1999. Citadel Communications is unable to provide operating results for the year ended December 31, 1998 as the information is not currently available. In the opinion of management, the 1998 operations are not significant to the pro forma condensed consolidated statement of operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CITADEL COMMUNICATIONS
                                      CORPORATION

Date: January 25, 2000                By: /s/ Lawrence R. Wilson
     ------------------                  --------------------------------------
                                         Lawrence R. Wilson
                                         Chairman, Chief Executive Officer and
                                         President

                                  EXHIBIT INDEX

23.1     Consent of Dunbar, Breitweiser & Company, LLP.

99.1     Press Release of Citadel Communications Corporation, dated January 24,
         2000.